Exhibit 99.1

Company Release - 10/18/2005 11:42 a.m.

Savannah Bancorp Reports 44 Percent Third Quarter EPS Increase
and Declares Regular Quarterly Dividend

SAVANNAH, Ga.--(BUSINESS WIRE)--Oct. 18, 2005--The Savannah Bancorp, Inc. (NasdaqNM: SAVB) reports that net income for the third quarter 2005 was $2,354,000, up 52 percent from $1,544,000 in the third quarter 2004. Net income per diluted share was 53 cents compared to 37 cents per diluted share in the third quarter of 2004, an increase of 44 percent. For the third quarter 2005, return on average equity was 19.16 percent, return on average assets was 1.34 percent and the efficiency ratio was 51.43 percent.

For the first nine months of 2005, net income was $6,319,000, a 60 percent increase over $3,961,000 in the first nine months of 2004. Earnings per diluted share for the first nine months of 2005 were $1.46, an increase of 55 percent over earnings per diluted share of $0.94 over the same period in 2004. For the first nine months of 2005, return on average equity was 19.20 percent, return on average assets was 1.25 percent and the efficiency ratio was 52.88 percent.

Prior year per share amounts have been restated to reflect the effect of a 5-for-4 stock split distributed in the form of a 25 percent stock dividend in December 2004.

Net interest income increased $1,868,000, or 35 percent, in the third quarter 2005 over the same period in 2004. Earning assets growth of 22 percent and eleven consecutive prime rate increases of 25 basis points each over the prior 15 months resulted in significantly higher net interest margins for the third quarter and the first nine months of 2005. The Company's efficiency ratio improved due to increased revenues being realized from investments made in previous years in markets, personnel and technology and the positive impact of rising rates on net interest income.

Loans, excluding loans held for sale, totaled $602 million at September 30, 2005, compared with $471 million one year earlier, an increase of 28 percent. Deposits totaled $603 million at September 30, 2005 and $466 million at September 30, 2004, an increase of 30 percent. As of September 30, 2005, demand, savings and money market accounts increased 24 percent over the prior year as a result of continued focus on core deposit growth. Total assets increased 23 percent to $713 million at September 30, 2005, up from $580 million a year earlier.

Nonperforming assets increased to $1,965,000, or 0.33 percent of total loans and other real estate owned at September 30, 2005 from $733,000, or 0.12 percent at June 30, 2005 and $631,000, or 0.13 percent of total loans, at September 30, 2004. Net loan losses for the first nine months of 2005 were $8,000. The provision for credit losses was $1,195,000 for the first nine months of 2005 and 2004. The increase in nonperforming loans primarily relates to isolated specific circumstances impacting a few borrowers and is not indicative of overall portfolio concerns. No significant losses are anticipated on these loans.

At September 30, 2005, Harbourside Mortgage Company, a division of The Savannah Bank, N.A., had total loans and loans held for sale of $116 million, up $48 million from a year earlier. Harbourside's earnings for the third quarter of 2005 were $269,000 and they were $747,000 for the first nine months of 2005. This compares with third quarter 2004 earnings of $46,000 and a loss of $34,000 for the first nine months of 2004.

Other significant events during the third quarter included:

    -- Completion of the private placement of 397,273 shares of common stock for net proceeds of $11.6 million on August 30, 2005.

-- Purchase of 50 percent interest in the Company's main office building at 25 Bull Street and the adjacent parking lot.

-- Sterne, Agee and Leach, Inc. initiated analyst coverage on the Company on September 30, 2005.

-- The regulatory approval process and construction of the main office building for Harbourside Community Bank, a federal stock savings bank being formed by the Company on Hilton Head Island, SC, are progressing.

G. Mike Odom, Jr., Chief Executive Officer, and John C. Helmken II, President, stated, "We are very pleased with the growth in assets, earnings and shareholder value during the third quarter and the first nine months of 2005. Our dedicated staff is very focused on serving our existing customers and developing new, profitable relationship opportunities which our growing markets continue to provide."

Today, the Board of Directors approved a regular quarterly cash dividend of 13.5 cents per share payable on November 21, 2005 to shareholders of record on October 28, 2005.

The Savannah Bancorp, Inc. (SAVB), a bank holding company for The Savannah Bank, N.A. and Bryan Bank & Trust (Richmond Hill, GA), is headquartered in Savannah, GA. Harbourside Mortgage Company, a division of The Savannah Bank, N.A., is a loan production office on Hilton Head Island, SC that began business on October 1, 2003. SAVB began operations in 1990. Its primary businesses include deposit, credit, trust and mortgage origination services provided to local customers.

This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.

The Savannah Bancorp, Inc. and Subsidiaries
Third Quarter Financial Highlights
September 30, 2005 and 2004
(Unaudited)
( thousands, except per share data)

Balance Sheet Data			%
at September 30	2005	2004	Change
Total assets	$ 713,082	$ 580,016	23
Interest-earning assets	678,974	556,075	22
Loans	601,554	471,300	28
Allowance for loan losses	7,576	6,180	23
Non-accruing loans	1,113	112	894
Loans past due 90 days & accruing	852	19	-
Other real estate owned	-	500	0
Deposits	603,303	465,587	30
Interest-bearing liabilities	556,550	462,461	20
Shareholders' equity	56,696	39,016	45
Allowance for possible
loan losses to total loans	1.26%	1.31%	(3.9)
Nonperforming loans to total
loans and other real estate owned	0.33%	0.13%	144
Loan to deposit ratio	99.71%	101.23%	(1.5)
Equity to assets	7.95%	6.73%	18
Tier 1 capital to risk-weighted assets	11.42%	10.56%	8.1
Total capital to risk-weighted assets	12.67%	11.81%	7.3
Book value per share	$ 12.35	$ 9.49	30
Outstanding shares	4,591	4,113	12
Market value per share	$ 34.50	$ 22.16	56
Performance Ratios			%
For the Third Quarter	2005	2004	Change

Net income	$ 2,354	$ 1,544	52
Return on average assets	1.34%	1.06%	26
Return on average equity	19.16%	15.96%	20
Net interest margin	4.28%	3.82%	12
Efficiency ratio	51.43%	58.51%	(12)
Per share data:
Net income - basic	$ 0.54	$ 0.38	44
Net income - diluted	$ 0.53	$ 0.37	44
Dividends	$ 0.14	$ 0.13	2.3
Average shares:
Basic	4,346	4,113	5.7
Diluted	4,467	4,204	6.3

For the First Nine Months	2005	2004	% Change

Net income	$ 6,319	$ 3,961	60
Return on average assets	1.25%	0.98%	28
Return on average equity	19.20%	14.01%	37
Net interest margin	4.17%	3.79%	10
Efficiency ratio	52.88%	59.45%	(11)
Per share data:
Net income - basic	$ 1.50	$ 0.97	55
Net income - diluted	$ 1.46	$ 0.94	55
Dividends	$ 0.41	$ 0.39	3.3
Average shares:
Basic	4,224	4,108	2.8
Diluted	4,340	4,205	3.2

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
September 30, 2005 and 2004
(Unaudited)
(thousands, except share data)
	September 30,
	2005	2004
Assets
Cash and due from banks	$ 16,918	$ 11,274
Interest-bearing deposits	13,827	9,876
Federal funds sold	9,791	9,145
Investment securities,
available for sale	41,206	40,932
Loans held for sale	13,536	25,517
Loans, net of allowance for credit losses
of $7,576 in 2005 and $6,180 in 2004	593,978	465,120
Premises and equipment, net	4,727	4,741
Investment in real estate partnership	2,669	-
Other real estate owned	-	500
Bank-owned life insurance	5,497	5,302
Other assets	10,933	7,609
Total assets	$ 713,082	$ 580,016

Liabilities
Deposits:
Noninterest-bearing	$ 94,867	$ 74,231
Interest-bearing demand	90,502	81,917
Savings	19,637	19,319
Money market accounts	111,625	79,418
Time deposits	286,672	210,702
Total deposits	603,303	465,587
Securities sold under repurchase
agreements	15,049	19,375
Other short-term borrowings	2,178	20,483
FHLB long-term advances	20,577	20,937
Subordinated debt	10,310	10,310
Other liabilities	4,969	4,308
Total liabilities	656,386	541,000
Shareholders' Equity
Common stock, par value $1 per
share: authorized 79,860,000
shares; issued 4,591,339 and
3,290,223 in 2005 and 2004	4,591	3,290
Preferred stock, par value $1:
authorized 10,000,000 shares	–	–
Capital surplus	36,269	25,054
Retained earnings	16,171	10,315
Treasury stock, at cost, 267 and
226 shares in 2005 and 2004	(4)	(4)
Net unrealized (losses) gains on
available for sale securities	(331)	361
Total shareholders' equity	56,696	39,016
Total liabilities and
shareholders' equity	$ 713,082	$ 580,016

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
Third Quarter and First Nine Months, 2005 and 2004
(Unaudited)
(thousands, except per share data)

	For the		For the
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Interest income	$ 11,050	$ 7,511	$ 30,425	$ 20,422
Interest expense	3,901	2,230	10,464	5,906
Net Interest Income	7,149	5,281	19,961	14,516
Provision for credit losses	375	320	1,195	1,195
Net interest income after
provision for credit losses	6,774	4,961	18,766	13,321
Noninterest Income
Service charges on deposit accounts	402	423	1,216	1,214
Mortgage related income, net	260	255	790	730
Trust fees	125	110	358	324
Gain (loss) on sale of other real
estate owned, net	18	0	(6)	91
Other income	288	241	777	650
Total noninterest income	1,093	1,029	3,135	3,009
Noninterest Expense
Salaries and employee benefits	2,422	2,139	7,056	6,100
Occupancy and equipment expense	580	473	1,643	1,379
Data processing expense	317	267	916	792
Other operating expenses	920	813	2,599	2,148
Total noninterest expense	4,239	3,692	12,214	10,419
Income before provision for
income taxes	3,628	2,298	9,687	5,911
Provision for income taxes	1,274	754	3,368	1,950
Net Income	$ 2,354	$ 1,544	$ 6,319	$ 3,961
Per Share:
Net income - basic	$ 0.54	$ 0.38	$ 1.50	$ 0.97
Net income - diluted	$ 0.53	$ 0.37	$ 1.46	$ 0.94

The Savannah Bancorp, Inc. and Subsidiaries
Historical Trend Data - Five Years and Five Quarters
The following tables show per share information for the most recent five years and five quarters. Share and per share information have been restated to reflect the effect of a 5-for-4 stock split with a distribution date of December 20, 2004.

(thousands, except share data)

For the Most Recent Five Years

	2004	2003	2002	2001	2000

Net income	$ 5,736	$ 4,644	$ 4,508	$ 4,358	$ 4,292

Average shares
Basic	4,109	4,103	4,100	4,068	4,090
Diluted	4,209	4,181	4,160	4,140	4,156

Net income per share ($)
Basic	1.40	1.13	1.10	1.07	1.05
Diluted	1.36	1.11	1.08	1.05	1.03

Dividends per share	0.52	0.51	0.49	0.45	0.38

Market price per common share ($)
High	$ 27.60	$ 23.20	$ 17.68	$ 18.18	$ 14.38
Low	20.14	15.18	14.18	12.40	11.24
Close	27.05	23.20	15.25	14.84	12.73

At December 31 ($)
Assets	617,341	476,865	437,598	376,183	344,096
Shareholders' equity	40,071	36,771	34,756	32,071	28,656
Book value per share	9.74	8.96	8.48	7.86	7.03
Outstanding shares	4,112	4,103	4,101	4,079	4,076

Key Ratios (%)
Return on equity	15.04	12.99	13.50	14.27	16.23
Return on assets	1.03	1.05	1.14	1.20	1.36
Net interest margin	3.86	3.91	4.10	4.13	4.77
Efficiency ratio	58.47	59.40	59.17	57.11	56.04

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For the Most Recent Five Quarters (Unaudited)

	2005			2004
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter

Net income	$ 2,354	$ 2,184	$ 1,781	$ 1,775	$ 1,544

Average shares
Basic	4,346	4,177	4,153	4,112	4,113
Diluted	4,467	4,275	4,259	4,225	4,204

Net income per share ($)
Basic	0.542	0.523	0.429	0.432	0.375
Diluted	0.527	0.511	0.418	0.420	0.367

Dividends per share	0.135	0.135	0.135	0.132	0.132

Market price per common share ($)
High	34.50	33.46	28.85	27.60	22.60
Low	30.27	27.00	24.01	21.99	20.14
Close	34.50	30.95	28.85	27.05	22.16

At quarter-end ($)
Assets	713,082	689,271	673,252	617,341	580,016
Shareholders' equity	56,696	43,619	41,369	40,071	39,016
Book value per share	12.35	10.40	9.96	9.74	9.49
Outstanding shares	4,591	4,194	4,153	4,112	4,113

Performance ratios (%)
Return on equity	19.16	20.51	17.71	17.84	15.96
Return on assets	1.34	1.29	1.12	1.16	1.06
Net interest margin	4.28	4.16	4.08	4.00	3.82
Efficiency ratio	51.43	52.20	55.30	55.94	58.51

Additional financial highlights are available at www.savb.com

CONTACT: Savannah Bancorp
G. Mike Odom, Jr., 912-629-6486
or
Robert B. Briscoe, 912-629-6525

SOURCE: The Savannah Bancorp, Inc.

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